UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2003

THE PMI GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Oak Road, Walnut Creek, California         94597-2098

            (Address of principal executive offices)                                 (Zip Code)

Registrant’s telephone number including area code: (925) 658-7878

(Former name or former address, if changed since last report)

Item 5.    Other Events

On June 26, 2003, The PMI Group, Inc. (the “Company”) announced via press release the following U.S. Mortgage Insurance Operations Key Indicators (as of May 31, 2003, unaudited, dollars in millions except for average paid primary claim):

Paid Primary Claims (April and May)	$29.7 *

Paid Pool Claims (April and May)	$3.4

Average Paid Primary Claim (Year to date)	$23,419

Persistency**	48.2%

Primary Insurance in Force	$104,000

Premiums Earned (April and May)	$99.4

Primary Delinquency Rate	4.09%

Primary Loans in Default	34,317

*	PMI conducts claims investigations with respect to certain delinquent loans as part of its loss mitigation efforts. During the month of May 2003, PMI completed a large number of such claims investigations, resulting in higher than normal paid primary claims during that month.

**	Persistency is the proportion of primary insurance in force as of May 31, 2002 remaining in force as of May 31, 2003.

The Company also announced that its equity earnings from Fairbanks Capital Holding Corp. for the second quarter of 2003 would be a loss of approximately $400,000. Fairbanks’ results are reported on a one-month lag and its results for the quarter were impacted by the settlement of certain litigation and restructuring charges.

Item 9.    Regulation FD Disclosure

On June 26, 2003, the Company announced via press release and an investor conference call that it expects that its second quarter 2003 net income will be between $0.71 and $0.78 (inclusive) per share and that its 2003 net income will not meet the consensus estimate as reported by First Call of $3.96 per share. The Company also stated that it continues to evaluate the carrying value of its investment in Fairbanks Capital Holding Corp., which totals approximately $140 million. The second quarter 2003 and full year 2003 net income estimates provided above do not include any reduction in the carrying value of the Fairbanks investment that may result from this ongoing evaluation. The Company also announced that it believes that losses incurred in 2003 in its U.S. Mortgage Insurance Operations will range between $210 and $230 million, exceeding the upper end of previously announced guidance of $195 to $205 million. The Company believes that the primary factors affecting quarterly and annual net income are higher than expected claims payments in its U.S. mortgage insurance portfolio, record low persistency rates in its U.S. mortgage insurance portfolio, and the significant reduction in the earnings contribution, if any, from Fairbanks.

Cautionary Statement:    The Company’s statements in this Form 8-K that are not historical facts, and that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s estimates with respect to the second quarter and 2003 net income per share of the Company and with respect to losses incurred in 2003 in the Company’s U.S. Mortgage Insurance Operations. Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the following factors that could cause the Company’s actual results to differ materially from those expressed herein.

Changes in economic conditions, including economic recessions or slowdowns, adverse changes in consumer confidence, declining housing values, higher unemployment rates, deteriorating borrower credit, changes in interest rates, increases in refinancing activity caused by declining interest rates, or combinations of these factors, could negatively affect the purchase mortgage market and/or reduce the demand for mortgage insurance. A decrease in persistency, resulting from policy cancellations of older books of business, could materially impact our financial results of operations. While stable or rising interest rates may positively contribute to the persistency rate, declining interest rates could adversely affect our persistency rate, our premium yield and our financial condition and results of operations. In addition, cessions to captive reinsurers have risen during the current refinance cycle and continued cessions at current or higher levels could materially impact our financial results. Changes in economic conditions also could cause the number and severity of claims on policies issued by PMI to increase and this could materially adversely affect our financial condition and results of operations. The United States has been experiencing an economic downturn. If the economic downturn continued or worsened, our loss experience could suffer and demand for mortgage insurance could decline.

The performance of our Australian subsidiary could be materially and adversely affected by a weakening in the demand for housing, interest rate volatility, and/or an increase in claims. Our investment in Fairbanks could be materially and adversely affected by a number of factors including, but not limited to, the following: Fairbanks is subject to extensive regulation, supervision and licensing by various state and federal agencies as well as Fannie Mae and Freddie Mac servicing guidelines and its failure to comply with applicable regulations and guidelines can lead to, among other remedies, termination or suspension of licenses or the right to service loans that have been sold to Fannie Mae and Freddie Mac, class action lawsuits and/or administrative enforcement actions. Also, more restrictive laws, rules, regulations or guidelines may be adopted in the future that could make compliance more difficult or expensive, which could hinder Fairbanks’ ability to operate profitably. Fairbanks is also subject to an investigation by the Federal Trade Commission, a criminal investigation by HUD, various inquiries by state regulators as well as Fannie Mae and private litigation, including a number of purported class action suits, alleging violations of federal and state laws governing the activities of servicers. Our investment in Fairbanks, and consequently our financial results, could be negatively impacted by the ultimate resolution of the investigations, regulatory and other inquiries, litigation and/or other pending or threatened actions involving Fairbanks. Our investment in Fairbanks and our financial results also could be harmed by any devaluation of Fairbanks’ servicing portfolio. Recent or future rating agency actions could have a material adverse effect on Fairbanks’ business and on our investment. Our investment in Fairbanks also could be negatively impacted if Fairbanks was unable to continue to service new and existing servicing portfolios, if Fairbanks was unable to service loans sold to Fannie Mae or Freddie Mac and/or if Fairbanks lost access to debt facilities in the future. Our unconsolidated strategic investments could be harmed by interest rate volatility, the loss of key personnel and their failure to execute future business plans. We do not control the companies in which we strategically invest. Accordingly, we are dependent upon their management to operate their businesses.

Any or all of these factors could cause our performance to differ materially from the forward-looking statement contained herein. Other risks and uncertainties that could affect the Company are discussed in our various Securities and Exchange Commission filings, including our report on Form 10-K for the year ended December 31, 2002, and our report on Form 10-Q for the period ended March 31, 2003.

The information in this Item 9 of this Form 8-K is furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The PMI Group, Inc. (Registrant)

Dated:	June 27, 2003	By:	/s/ DONALD P. LOFE, JR.
Donald P. Lofe, Jr. Executive Vice President and Chief Financial Officer

4